UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2007

Oil States International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Clay Street, Suite 4620, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-652-0582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On July 30, 2007, Oil States International, Inc. (the "Company") issued a press release announcing that it has entered into a definitive agreement to purchase substantially all of the assets of Schooner Petroleum Services, Inc. ("Schooner"). Schooner, headquartered in Houston, Texas, primarily provides completion-related rental tools and services through eleven locations in Texas, Louisiana, Wyoming and Arkansas. The consideration for the assets acquired, totaling approximately $67.0 million subject to customary post-closing adjustments, will consist of cash and a $6.0 million seller’s note. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.

July 30, 2007	By:	/s/ Bradley J. Dodson

Name: Bradley J. Dodson
Title: Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 30, 2007